UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 314-984-7100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws.
As described under Item 5.07 of this Current Report on Form 8-K, at the 2011 Annual Meeting of Stockholders of Panera Bread Company (the “Company”) held on May 19, 2011, the stockholders of the Company approved an amendment (the “Amendment”) to Section 4.1 of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of capital stock authorized for issuance from 87,000,000 shares to 124,500,000 shares. The Amendment is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2011 Annual Meeting.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company filed the Amendment with the Secretary of State of the State of Delaware on May 19, 2011 following the 2011 Annual Meeting.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2011 Annual Meeting, the Company’s stockholders elected the two director nominees; approved, in an advisory vote, the compensation of the Company’s executive officers; approved, in an advisory vote, the recommendation that future advisory votes on executive compensation be held every year; approved an amendment to the Company’s certificate of incorporation to increase the number of shares of capital stock authorized for issuance from 87,000,000 shares to 124,500,000 shares; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2011.
The Company’s stockholders re-elected Ronald M. Shaich and Fred K. Foulkes as Class I directors, each to serve until the Company’s 2014 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. In addition, the terms of office of the following directors continued after the 2011 Annual Meeting: Domenic Colasacco, Charles J. Chapman, III, Larry J. Franklin, Thomas E. Lynch and William W. Moreton.
The proposals acted upon at the 2011 Annual Meeting and the voting tabulation for each proposal is as follows:

Proposal 1:	To elect two directors to the Company’s Board of Directors, each to serve for a term ending in 2014, or until his respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Ronald M. Shaich
Class A	23,376,795	120,412	3,396,314
Class B	3,936,168	-0-	-0-
Total	27,312,963	120,412	3,396,314

Fred K. Foulkes
Class A	23,187,313	309,894	3,396,314
Class B	3,936,168	-0-	-0-
Total	27,123,481	309,894	3,396,314

Proposal 2:	To approve, in an advisory vote, the compensation of the Company’s named executive officers.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	21,760,293	1,708,239	28,675	3,396,314
Class B	3,936,168	-0-	-0-	-0-
Total	25,696,461	1,708,239	28,675	3,396,314

Proposal 3:	To approve, in an advisory vote, the frequency of future executive compensation advisory votes.

	One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes

Class A	21,448,181	150,711	1,862,032	36,283	3,396,314
Class B	3,935,070	-0-	-0-	1,098	-0-
Total	25,383,251	150,711	1,862,032	37,381	3,396,314

Proposal 4:	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of capital stock authorized for issuance thereunder from 87,000,000 shares to 124,500,000 shares.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	23,800,970	3,036,326	55,700	525
Class B	3,936,168	-0-	-0-	-0-
Total	27,737,138	3,036,326	55,700	525

Proposal 5:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2011.

	Votes For	Votes Against	Votes Abstaining

Class A	26,708,847	171,027	13,647
Class B	3,935,070	-0-	1,098
Total	30,643,917	171,027	14,745

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Panera Bread Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
Date: May 25, 2011	By:	/s/ Jeffrey W. Kip
		Name:	Jeffrey W. Kip
		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Panera Bread Company.